SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the                                                      Securities Exchange Act of 1934

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Allianz Variable Insurance Products Fund of Funds Trust
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ALLIANZ VARIABLE INSURANCE PRODUCTS FUND OF FUNDS TRUST

AZL® GROWTH INDEX STRATEGY FUND

5701 Golden Hills Drive

Minneapolis, Minnesota 55416

[August 22], 2014

Dear Contract Owner:

We are sending you the enclosed notice of a special meeting of shareholders, proxy statement and voting instruction form because you own a variable annuity contract issued by Allianz Life Insurance Company of North America or Allianz Life Insurance Company of New York. As a contract owner, you are an indirect participant in the Fund listed above.

We are asking you to provide us with voting instructions with respect to a proposal, to be considered at the special meeting, to increase the investment management fee that the Fund pays to its investment adviser, Allianz Investment Management LLC. If approved, the investment management fee will be increased from 0.05%, to 0.10%, effective [October 13], 2014. The purpose of this increase is to compensate the investment adviser for additional services it will provide to the Fund in connection with the management of a new volatility control strategy, the Managed Volatility Portfolio (MVP) risk management process, to be added to the Fund on or about [October 13], 2014. The MVP risk management process is described in greater detail in the proxy statement.

Shareholders also may be called upon to consider such other business as may properly come before the meeting, or any adjournment of the meeting, although no such other business is expected.

The Board of Trustees of the Fund has determined that this proposal is in the best interests of the Fund and the Fund’s shareholders. We ask you to indicate whether you approve or disapprove the proposal by completing and returning the enclosed voting instruction form. The Board unanimously recommends that you instruct your insurance company to vote FOR the proposal.

Whether or not you expect to attend the meeting, please carefully review the proxy statement and the enclosed voting instruction form. You may provide your voting instructions by phone, Internet, or mail. To avoid the additional expense of further solicitation, we ask for your cooperation in promptly providing your voting instructions. Sending in your voting instruction form will not prevent you from attending the meeting in person.

The special meeting of shareholders will be held at 10:00 a.m. Central Time on [October 9], 2014, at the offices of Allianz Life Insurance Company of North America, 5701 Golden Hills Drive, Minneapolis, Minnesota 55416.

If you have any questions, please feel free to contact the Allianz Service Center at (800) 624-0197. Thank you for your prompt attention and participation.

Sincerely,

/s/ Brian Muench
Brian Muench

President

Allianz Variable Insurance Products Fund of Funds Trust

1

ALLIANZ VARIABLE INSURANCE PRODUCTS FUND OF FUNDS TRUST

AZL® GROWTH INDEX STRATEGY FUND

5701 Golden Hills Drive

Minneapolis, Minnesota 55416

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD [OCTOBER 9], 2014

A special meeting of the shareholders of the Fund listed above will be held at 10:00 a.m. Central Time on [October 9], 2014, at the offices of Allianz Life Insurance Company of North America, 5701 Golden Hills Drive, Minneapolis, Minnesota 55416. The Fund is a series of the Allianz Variable Insurance Products Fund of Funds Trust. At the meeting, shareholders of the Fund will consider the following proposals:

1.
To approve a proposed amendment to the Investment Management Agreement between the Fund and its investment adviser, Allianz Investment Management LLC, pursuant to which the investment management fee paid by the Fund to the investment adviser would increase from 0.05%, to 0.10%, effective [October 13], 2014; and

2. Such other business as may properly come before the meeting, or any adjournment of the meeting.
The Fund issues and sells its shares to certain separate accounts of Allianz Life Insurance Company of North America and Allianz Life Insurance Company of New York (together, “Allianz”). The separate accounts hold shares of mutual funds, including the Fund, which serve as a funding vehicle for benefits under certain variable annuity contracts issued by Allianz (the “Contracts”).

As the owner of the assets held in the separate accounts, Allianz is the sole shareholder of the Fund and entitled to vote all of the shares of the Fund. However, Allianz will vote outstanding shares of the Fund in accordance with instructions given by the owners of the Contracts for which the Fund serves as a funding vehicle. This Notice is being delivered to owners of the Contracts who, by virtue of their ownership of the Contracts, beneficially owned shares of the Fund on [August 8], 2014 (the “Record Date”), so that they may instruct Allianz how to vote the shares of the Fund underlying their Contracts.

Shareholders of record at the close of business on the Record Date are entitled to vote at the meeting.

By Order of the Board of Trustees

                    /s/ Michael J. Radmer
Michael J. Radmer
Secretary

[August 22], 2014

YOU CAN PROVIDE VOTING INSTRUCTIONS QUICKLY AND EASILY.

PLEASE FOLLOW THE INSTRUCTIONS IN THE ENCLOSED VOTING INSTRUCTION FORM.

2

PROXY STATEMENT

[AUGUST 22], 2014

ALLIANZ VARIABLE INSURANCE PRODUCTS FUND OF FUNDS TRUST
AZL® GROWTH INDEX STRATEGY FUND

5701 Golden Hills Drive
Minneapolis, Minnesota 55416
Telephone: (800) 624-0197

The Board of Trustees (the “Board”) of the Allianz Variable Insurance Products Fund of Funds Trust (the “Trust”) is furnishing this proxy statement in connection with its solicitation of voting instructions to be used at a special meeting of the shareholders of the Fund listed above, to be held at 10:00 a.m. Central Time on [October 9], 2014, at the offices of Allianz Life Insurance Company of North America, 5701 Golden Hills Drive, Minneapolis, Minnesota 55416 (the “Meeting”), and at any adjournment of the Meeting. At the Meeting, shareholders of record of the Fund at the close of business on [August 8], 2014, will consider and are entitled to vote on the following Proposals:

1.
To approve a proposed amendment to the Investment Management Agreement between the Fund and its investment adviser, Allianz Investment Management LLC, pursuant to which the investment management fee paid by the Fund to the investment adviser would increase from 0.05%, to 0.10%, effective [October 13], 2014; and

2.           Such other business as may properly come before the meeting, or any adjournment of the meeting.

This proxy statement was first mailed to contract owners on or about [August 22], 2014.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on [October 9], 2014. The Notice of Special Meeting of Shareholders, Proxy Statement and Voting Instruction Form are available at https://www.proxy-direct.com/azl-25912.

SECTION A – Background Information

Allianz Variable Insurance Products Fund of Funds Trust

The Trust is a Delaware statutory trust of the series type organized under an Agreement and Declaration of Trust dated June 16, 2004, and is registered with the SEC under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company. The Trust is comprised of 12 separate investment portfolios, including the Fund, each of which is, in effect, a separate mutual fund. The Fund is authorized to issue only one class of shares, which is not subject to any 12b-1 distribution fee.

The Trust, including the Fund, issues and sells its shares only to certain separate accounts of Allianz Life Insurance Company of North America and Allianz Life Insurance Company of New York (together, “Allianz”). The separate accounts hold shares of mutual funds, including the Fund, which serve as funding vehicles for benefits under certain variable annuity contracts issued by Allianz (the “Contracts”). The Trust does not offer its shares directly to the public.

Each separate account, like the Trust, is registered with the SEC as an investment company, and a separate prospectus, which accompanies the prospectus for the Trust, describes the Contracts issued through the separate accounts.

Allianz Investment Management LLC (the “Manager”)

The Manager serves as the Trust’s investment adviser pursuant to an Investment Management Agreement originally approved by the Board, on behalf of the Trust, on December 2, 2004, and, on behalf of the Fund, on February 21, 2009 (the “IMA”). On April 4, 2009, the Fund’s initial sole shareholder, Allianz Life Insurance Company of North America, approved the IMA with respect to the Fund. It has not subsequently been necessary for the Fund to seek shareholder approval of the IMA.

The Manager is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Manager’s principal business address is 5701 Golden Hills Drive, Minneapolis, Minnesota 55416. The Manager is responsible for the overall management of the Trust, and each fund of the Trust, according to its investment objective and strategies. The Manager performs an analysis of possible investments for the funds of the Trust and selects underlying investments. The Manager maintains the list of underlying funds, and reviews and adjusts, in its discretion, the allocations of assets to the underlying funds. At December 31, 2013, the Manager had aggregate assets under management of $26.3 billion. The Manager regularly provides written reports to the Board describing the results of its investment management of the funds.

The Manager is a wholly-owned subsidiary of Allianz Life Insurance Company of North America and, ultimately, a wholly-owned subsidiary of Allianz SE, one of the world’s largest insurance and financial services companies. Allianz SE is headquartered in Munich, Germany, and has operations in more than 70 countries. At December 31, 2013, Allianz SE had third-party assets under management of $2.4 trillion. In North America, Allianz SE subsidiaries are engaged in the life insurance, property/casualty insurance, broker-dealer, investment adviser, and mutual fund businesses.

Under the current IMA, the Fund pays a fee of 0.05% of average daily net assets, computed daily and paid monthly, to the Manager for the services provided and the expenses assumed by the Manager under the IMA. It is proposed that the IMA would be amended, effective [October 13], 2014, to increase this rate to 0.10%. The purpose of this increase is to compensate the investment adviser for additional services it will provide to the Fund in connection with the management of a new volatility control strategy, the Managed Volatility Portfolio (MVP) risk management process, to be added to the Fund on or about [October 13], 2014.

The Manager may periodically elect voluntarily to waive or limit all or a portion of its fee with respect to a Fund in order to increase the net income of the Fund available for distribution as dividends. In this regard, the Manager has entered into a separate agreement (the “Expense Limitation Agreement”) with the Fund pursuant to which the Manager has agreed to waive or limit its fees and to assume other expenses to the extent necessary to limit the total annual operating expenses of the Fund (excluding certain expenses such as acquired fund fees), as a percentage of average daily net assets, to 0.20%, through at least April 30, 2015.

The names and principal occupations of the principal executive officer and the governors of the Manager are set forth in the following table. The address of each such individual is 5701 Golden Hills Drive, Minneapolis, MN  55416-1297.

NAME	PRINCIPAL OCCUPATION
Brian Muench	Chief Manager, President and Governor of the Manager Vice President, Investments of Allianz Life
Carsten Quitter	Chair of the Board of Governors of the Manager Senior Vice President, Chief Investment Officer of Allianz Life
William Gaumond	Vice President, Investment Risk Management and Governor of the Manager Senior Vice President, Head of Asset Liability Management and Investment Risk Management of Allianz Life

NAME	PRINCIPAL OCCUPATION
Andreas Graser	Governor of the Manager Senior Vice President, Chief Risk Officer and Chief Credit Officer of Allianz Life
Todd Hedtke	Vice President, Investment Management and Governor of the Manager Vice President, Investment Management of Allianz Life
Marc Olson	Vice President, Chief Financial Officer, Treasurer and Governor of the Manager Vice President, Financial Consulting of Allianz Life
Michael Scriver	Vice President, Hedging and Governor of the Manager Senior Vice President, Global Head of Hedging of Allianz Life

The portfolio managers of the Fund are Brian Muench, since November 2010, and Darin Egbert, since April 2013. Mr. Muench joined Allianz Life Insurance Company of North America in 1998, and he served as vice president of the Manager from 2005 until he was elected president in 2010. Mr. Muench also is Vice President, Investments of Allianz Life, and President and Chair of the Board of the Trust and the Allianz Variable Insurance Products Trust. Mr. Egbert joined Allianz Life in 2003, and was promoted to Principal in 2006.

On [October 13], 2014, Mark Glad will become a portfolio manager for the Fund. Mr. Glad joined Allianz Life in 2011. Prior to joining Allianz Life, Mr. Glad served as a Consultant for General Mills from June 2010 until October 2010, an Analyst for Exeact from April 2009 until November 2009.

The following table identifies each officer or trustee of the Trust who is also an officer, employee or governor of the Manager:

NAME	POSITION WITH TRUST	POSITION WITH THE MANAGER
Brian J. Muench	President, Chair and Trustee	Chief Manager, President and Governor
Christopher Pheiffer	Chief Compliance Officer and Anti-Money Laundering Compliance Officer	Corporate Compliance Director
Michael J. Tanski	Vice President, Operations	Assistant Vice President, Operations
Jeremy Smith	Vice President, Investments	Assistant Vice President, Asset Manager Selection

The Manager currently acts as investment adviser to the following funds, registered with the SEC under the 1940 Act, which have an investment objective substantially similar to the investment objective of the AZL Growth Index Strategy Fund:

Fund	Rate of Management Fee	Expense Limitation(1)	Net Assets at March 31, 2014
AZL Balanced Index Strategy Fund(2)	0.05%	0.20%	$421,733,878
AZL MVP Growth Index Strategy Fund	0.10%	0.20%	$871,486,224
AZL MVP Balanced Index Strategy Fund	0.10%	0.20%	$166,651,699

(1)
The Manager and the Trust, on behalf of each fund identified, have entered into a written agreement, through at least April 30, 2015, limiting the operating expenses of the Fund, excluding certain expenses (such as interest expense, acquired fund fees, cash overdraft fees, taxes, brokerage commissions, other expenditures which are capitalized in accordance with generally accepted accounting principles, and other extraordinary expenses not incurred in the ordinary course of the Fund’s business), to 0.20%.

(2)	The AZL Balanced Index Strategy Fund does not use the MVP risk management strategy, and, therefore, its management fee is lower.

Administrator and Principal Underwriter

Citi Fund Services Ohio, Inc. (“CFSO”), located at 3435 Stelzer Road, Columbus, Ohio 43219-3035, serves as the Fund’s administrator, transfer agent and fund accountant and assists the Fund in all aspects of its administration and operation. Administrative services provided by CFSO include providing office space, equipment, and clerical personnel to the Fund and supervising custodial, auditing, valuation, bookkeeping, and dividend disbursing services. CFSO is a wholly-owned subsidiary of Citigroup, Inc., and an officer of the Trust (the Treasurer/Principal Accounting Officer/Principal Financial Officer) is affiliated with CFSO. CFSO is entitled to a fee, accrued daily and paid monthly, as well as annual account fees related to the transfer agency system and a Trust-wide annual fee for providing infrastructure and support in implementing the written policies and procedures comprising the Fund’s compliance program. CFSO also is reimbursed for certain expenses incurred.

Allianz Life Financial Services, LLC (“ALFS”), located at 5701 Golden Hills Drive, Minneapolis, Minnesota 55416, serves as the Fund’s distributor and principal underwriter. ALFS is affiliated with the Manager. ALFS receives a Trust-wide annual fee of $7,500, paid by the Manager from its profits and not by the Trust, for recordkeeping and reporting services. Robert DeChellis, President of ALFS, is a trustee of the Trust. Mr. DeChellis is an “interested” trustee, as defined by the 1940 Act, due to his employment with Allianz.

Pursuant to separate agreements between the Trust and the Manager, the Manager provides a Chief Compliance Officer (“CCO”) and certain compliance oversight and regulatory filing services to the Trust. Under these agreements the Manager is entitled to an amount equal to the portion of the compensation and certain other expenses related to the individuals performing the CCO and compliance oversight services, as well as $75.00 per hour for time incurred in connection with the preparation and filing of certain documents with the SEC. The fees are paid to the Manager on a quarterly basis. For the fiscal year ended December 31, 2013, the Fund paid the Manager administrative and compliance service fees of $23,098.

SECTION B – Proposal

APPROVAL OF INVESTMENT MANAGEMENT FEE INCREASE

At an in-person meeting held on June 10 and 11, 2014, the Board considered, and unanimously approved, a series of recommendations by the Manager to make the following changes to the Fund, effective [October 13], 2014:

•
Changing the principal investment strategies of the Fund to permit the Manager to invest up to 20% (5% under normal conditions) of the Fund’s assets in futures, pursuant to a volatility control strategy known as the Managed Volatility Portfolio (MVP) risk management process, with the goal of reducing the volatility of the Fund; and

•
Proposing for shareholder approval an amendment to the IMA between the Fund and the Manager, pursuant to which the investment management fee paid by the Fund to the Manager would increase from, currently, 0.05%, to 0.10%, effective [October 13], 2014. The purpose of this increase is to compensate the Manager for the additional services it will provide to the Fund in connection with the management of the MVP risk management process.

In addition, the Board also considered and unanimously approved the following additional changes, to be effective on or about [October 13], 2014:

•
Adjusting the overall allocation of the Fund’s assets (other than the assets allocated to the MVP risk management process) from, currently, 65%-85% equity / 15%-35% fixed income, to 50%-70% equity / 30%-50% fixed income;

•
Changing one of the Fund’s performance benchmarks from, currently, a Growth Composite Index, composed of the S&P 500 Index (75%) and the Barclays Capital U.S. Aggregate Bond Index (25%), to a Balanced Composite Index, composed of the S&P 500 Index (60%) and the Barclays Capital U.S. Aggregate Bond Index (40%), to better reflect the adjusted asset allocation of the Fund;

•
Changing the underlying funds in which the Fund normally invests from, currently, five index funds subadvised by affiliates of BlackRock Investment Management, LLC, to five actively-managed funds to be subadvised by Dimensional Fund Advisors LP; and

•	Changing the name of the Fund from, currently, AZL Growth Index Strategy Fund, to AZL MVP DFA Multi-Strategy Fund.
The Fund’s registration statement and the 1940 Act permit the Board to make these changes, other than the proposed investment management fee increase, without shareholder approval. However, section 15(a) of the 1940 Act requires the affirmative vote of a majority of the outstanding shares of the Fund outstanding on the Record Date to approve any material amendments to the IMA between the Fund and the Manager; this includes the amendment to increase the investment management fee paid by the Fund to the Manager. The Meeting is being called solely for the purpose of obtaining shareholder approval for the proposal to amend the IMA to increase the Fund’s investment management fee paid to the Manager from 0.05%, to 0.10%. The purpose of this increase is to compensate the Manager for the additional services it will provide to the Fund in connection with the management of the MVP risk management process. Shareholder approval is not sought for the other changes described above, all of which are expected to take place on or about [October 13], 2014, regardless of the outcome of the Meeting.

The Board unanimously recommends that you instruct your insurance company to vote FOR the Proposal.

Information Concerning the Investment Management Agreement with the Manager

Except for the proposed change to the investment management fee paid by the Fund, the IMA will remain the same in all respects. Among other things, the IMA provides that the Manager has sole and exclusive responsibility for providing, or arranging for others to provide, management of the Fund’s assets and the placement of orders to buy and sell securities for the Fund, subject to the supervision of the Board and the objectives, policies and limitations stated in the Fund’s registration statement. Although the IMA permits the Manager to retain subadvisers to manage the Fund’s assets, the Manager has not retained any subadviser for the Fund.

Under the IMA, the Manager must comply with the 1940 Act and all rules and regulations thereunder, the Advisers Act, the Internal Revenue Code, and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Board.

The IMA permits the Manager to place orders for the investments of the Fund, subject to the Fund’s policies and applicable legal requirements. The Manager uses its best efforts to seek best execution for the Fund. In evaluating the best execution available, and in selecting the broker-dealer to execute a particular transaction, the Manager may consider all factors that it deems relevant, including the brokerage and research services provided to the Fund or other accounts over which it or an affiliate exercises investment discretion. The Manager is authorized to pay a broker-dealer that provides such brokerage and research services a commission for executing a portfolio transaction for the Fund which is in excess of the amount of commissions another broker-dealer would have charged for effecting that transaction, but only if the Manager determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised.

The Manager provides reports and other information to the Board, as requested by the Board, with respect to the Fund’s assets and contemplated investments and keeps the Board informed of developments materially affecting the Fund’s portfolio.

The Manager agrees to pay the compensation and expenses of all its directors, officers and employees who serve as trustees, officers or executive employees of the Trust. Otherwise, the IMA provides that the Manager is not responsible for any expenses of the Trust or the Fund, other than those specifically allocated to the Manager.

The IMA provides that, for the services provided and the expenses assumed by the Manager, the Fund will pay the Manager a fee based on average daily net assets of 0.05%. This fee is computed daily and paid monthly. It is proposed that this fee would be increased to 0.10%, effective [October 13], 2014. The purpose of this increase is to compensate the Manager for the additional services it will provide to the Fund in connection with the management of the MVP risk management process

The Manager is responsible for maintaining such books and records with respect to its services to the Trust and the Fund as are required by Section 31 under the 1940 Act, and rules adopted thereunder, and by other applicable legal provisions, and to preserve such records for the periods and in the manner required by applicable law.

The Manager is required to exercise its best judgment in rendering the services provided by it under the IMA. The Manager is not liable for any error of judgment or mistake of law or for any loss suffered by the Trust or the Fund or the shareholders of the Fund, except to the extent of the Manager’s willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the Manager’s reckless disregard of its obligations and duties under the IMA.

With respect to the Fund, the IMA automatically renews each year for successive annual terms, provided that such continuance is specifically approved at least annually by (1) the Board or (2) a vote of a majority (as defined in the 1940 Act) of the Fund’s outstanding voting securities (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the trustees who are not parties to the agreement or interested persons (as defined in the 1940 Act) of any party to the agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

The IMA may be terminated:  (a) by the Trust or the Fund at any time without penalty, on 60 days’ written notice to the Manager, upon the vote of a majority of the trustees (with respect to the Trust or a Fund) or by vote of the majority of the Fund’s outstanding voting securities or (b) by the Manager at any time without penalty, upon 60 days’ written notice to the Trust. The IMA also terminates automatically in the event of its assignment (as defined in the 1940 Act).

Investment Management Fees

For the fiscal year ended December 31, 2013, the Manager earned $573,224 under the IMA. If the proposed investment management fee had been in effect, the Manager would have earned $1,146,448, an amount which is 200% of the amount actually earned for that period.

Fees and Expenses of the Fund

To help you understand the impact of the proposed increase in the investment management fee and the other changes to the Fund, the following table describes the fees and expenses that you may pay if you buy and hold shares of the Fund. The Fund is offered exclusively as an investment option for certain Contracts. The table below reflects only Fund expenses and does not reflect Contract fees and expenses. Please refer to your Contract prospectus for a description of those fees and expenses.

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)

	CURRENT(1)	WITH MGMT FEE INCREASE AND MVP STRATEGY(2)	WITH ALL PROPOSED CHANGES(3)
Management Fee	0.05%	0.10%	0.10%
Other expenses	0.02%	0.02%(4)	0.02%(4)
Acquired Fund Fees and Expenses	0.60%	0.57%(4)	0.87%(4)
Total Annual Fund Operating Expenses	0.67%	0.69%	0.99%
(1)	The first column shows the current fees and expenses of the Fund, prior to any of the proposed changes.
(2)
The second column shows the estimated fees and expenses of the Fund assuming that the Proposal to increase the Fund’s investment management fee is approved by shareholders, and including effects of the MVP risk management strategy that the increase is intended to pay for. The purpose of this column is to demonstrate the effect of the Proposal on the Fund’s fees and expenses, isolated from the effects of the other proposed changes to the Fund.

(3)
The third column shows the estimated fees and expenses of the Fund following all of the proposed changes described at pages 4 and 5, above, assuming that the Proposal to increase the Fund’s investment management fee is approved by shareholders.

(4)	Other Expenses and Acquired Fund Fees and Expenses are based on estimated amounts for the current fiscal year.

Example

This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds. The example assumes that you invest $10,000 in the Fund for the time periods indicated. The example also assumes that your investment has a 5% return each year, that the Fund’s operating expenses remain the same, and that you reinvest all dividends and distributions. The first row in this table corresponds to the first column in the table above, the second row to the second column, and the third row with the third column. It does not reflect any Contract fees. If Contract fees were included, the costs shown would be higher. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

	1 YEAR	3 YEARS	5 YEARS	10 YEARS
Current(1)	$68	$214	$373	$835
With Mgmt Fee Increase and MVP Strategy(2)	$70	$221	$384	$859
With All Proposed Changes(3)	$101	$315	$547	$1,213
(1)	The first row reflects the current fees and expenses of the Fund, prior to any of the proposed changes.
(2)
The second row reflects the estimated fees and expenses of the Fund assuming that the Proposal to increase the Fund’s investment management fee is approved by shareholders, and including effects of the MVP risk management strategy that the increase is intended to pay for. The purpose is to demonstrate the effect of the Proposal on the Fund’s fees and expenses, isolated from the effects of the other proposed changes to the Fund.

(3)
The third row reflects the estimated fees and expenses of the Fund following all of the proposed changes described at pages 4 and 5, above, assuming that the Proposal to increase the Fund’s investment management fee is approved by shareholders.

Board Consideration of the Investment Management Agreement

At an “in person” meeting held on June 10 and 11, 2014, the Board considered a series of recommendations by the Manager to make various changes to the Fund, described at pages 4 and 5, above. The Manager noted, and the Board considered, that the Fund generally has not been available as an investment option in the new Contracts currently being offered for sale by Allianz. The Manager believes that making the proposed changes to the Fund, including the addition of the MVP risk management process, will result in the Fund being included more frequently as an investment option underlying new Contracts issued by Allianz, and also may make the Fund more desirable for Contract owners. This, in turn, may result in additional sales of the Fund’s shares, which may result in enhanced economies of scale and greater efficiencies for the Fund, to the benefit of all Fund shareholders.

The management of the MVP risk management process for the Fund will place additional responsibility and additional expense on the Manager, which was not contemplated when the Fund’s current investment management fee of 0.05% was established. Currently, the Fund invests normally in five underlying mutual funds. Following these changes, the Manager also will be responsible for selecting and managing a portfolio of derivatives investments (normally, futures) to support the MVP risk management process. For this reason, the Manager requested, in connection with the other changes to the Fund, that the Board approve a proposed amendment to the IMA to increase the investment management fee that the Fund pays to the Manager to 0.10%. The purpose of this increase is to compensate the Manager for the additional services it will provide to the Fund in connection with the management of the MVP risk management process.

The Board, including a majority of the independent trustees, with the assistance of independent counsel to the independent trustees, considered whether to approve the proposed investment management fee increase in light of its experience in governing the Trust and the Fund and working with the Manager on matters relating to the mutual funds that are outstanding series of the Trust. The independent trustees are those trustees who are not “interested persons” of the Trust within the meaning of the 1940 Act, and are not employees of or affiliated with the Fund or the Manager. At least annually, the Board receives from experienced counsel who are independent of the Manager a memorandum discussing the legal standards for the Board’s consideration of proposed investment management agreements.

In its deliberations, the Board considered all factors that the trustees believed were relevant. The Board based its decision to approve the increased investment management fee on the totality of the circumstances and relevant factors, and with a view to past and future long-term considerations. The Board determined that proposed increase was reasonable and in the best interests of the Fund, and approved the increased investment management fee. The Board’s decision to approve the increased investment management fee reflects the exercise of its business judgment on whether to approve new arrangements and continue existing arrangements. In reaching this decision, the Board did not assign relative weights to factors discussed herein, or deem any one or group of them to be controlling in and of themselves.

A rule adopted by the SEC requires a discussion of certain factors relating to the selection of investment advisers and the approval of investment management fees. The factors enumerated by the SEC in the rule are set forth below in italics followed by the Board’s conclusions regarding each factor.

(1) The nature, extent, and quality of services provided by the Adviser. In deciding to approve the proposed management fee increase, the Board noted that the Manager, subject to the control of the Board, administers the Fund’s business and other affairs, providing the Fund with such administrative and other services (exclusive of, and in addition to, any such services provided by any others retained by the Trust on behalf of the Fund) and executive and other personnel as are necessary for the operation of the Fund. Except for the Trust’s Chief Compliance Officer, the Manager pays all of the compensation of trustees and officers of the Trust who are employees of the Manager or its affiliates. The Board considered the scope and quality of services provided by the Manager and noted that the scope of such services provided had expanded as a result of recent regulatory and other developments, and also would expand as a result of additional services it will provide to the Fund in connection with the management of the MVP risk management process. The Board noted, for example, that the Manager is responsible for maintaining and monitoring its own compliance program, and this compliance program has recently been refined and enhanced in light of evolving regulatory requirements. The Board considered the capabilities and resources which the Manager has dedicated to performing services on behalf of the Fund. The quality of administrative and other services, including the Manager’s role in coordinating the activities of the Trust’s other service providers, also was considered. The Board concluded that, overall, it continues to be satisfied with the nature, extent and quality of services provided (and expected to be provided) to the Trust and the Fund under the IMA.

The Board also considered the experience of the Manager and that of its portfolio management team in managing the Fund and other funds of the Trust. The Board considered the Manager’s investment philosophy and process with respect to funds of funds and the MVP risk management process, which previously has been employed by other funds of the Trust. The Board considered that the Manager has managed the Fund, as well as the other funds of the Trust, at least competently and that the Manager is staffed with qualified personnel and sufficient research capabilities to provide investment management services to the Fund. The Board determined that the proposed changes to the Fund, as described at pages 4 and 5, above, and the additional services to be provided by the Manager in connection with the MVP risk management process, likely would benefit the Fund and its shareholders.

 (2) The investment performance of the Manager. The Board received extensive information on the performance of the Manager in managing the Fund and other funds of the Trust, including other funds which previously have employed the MVP risk management process. In particular, the Board considered actual, historical performance information for the Fund, as well as for the AZL MVP Growth Index Strategy Fund, which is managed in substantially the same manner as the Fund is currently, but with the addition of the MVP risk management process, for the periods since the inception of each fund (July 9, 2009, and January 10, 2012, respectively).  The Board also considered hypothetical “back-tested” performance information provided by the Manager, covering the ten-year period ended March 31, 2014, for the Fund and for the AZL MVP Growth Index Strategy Fund, and covering the eight-year period ended March 31, 2014, for the proposed AZL MVP DFA Multi-Strategy Fund, reflecting the changes described at pages 4 and 5, above. The performance information included information on absolute total return, performance versus the appropriate benchmark(s), the contribution to performance of the Manager’s asset class allocation decisions and the MVP risk management process, the performance of underlying funds, and the impact on performance of rebalancing decisions, cash and fund fees. Although the Board considered that a fund’s past performance does not predict future performance, the Board concluded that the Manager’s investment performance for the Fund and the Trust has been satisfactory.

(3) The costs of services to be provided and profits to be realized by the Manager from its relationship with the Fund. Based upon its review, the Board concluded that the increased management fee proposed to be paid to the Manager, and the profits to be earned by the Manager, with respect to the Fund were reasonable. At the meeting, the Board considered information provided by the Manager that the investment management fee proposed to be paid by the Fund would put it in the 1st percentile of a customized peer group of managed volatility funds of funds, meaning that the Fund’s investment management fee of 0.10% would be among the lowest in this group of similarly managed funds. The Board also considered the Manager’s report regarding the difficulties in making peer group comparisons for managed volatility funds of funds.

The Board also considered that it previously had received information from the Manager concerning the profitability of the Manager’s investment advisory activities for the period from 2011 through June 30, 2013. The Board recognized that it is difficult to make comparisons of profitability from investment company advisory agreements because comparative information is not generally publicly available and is affected by numerous factors, including the structure of the particular adviser, the types of funds it manages, its business mix, numerous assumptions regarding allocation of expenses and the adviser’s capital structure and cost of capital. In considering profitability information, the Board considered the possible effect of certain fall-out benefits to the Manager and its affiliates. The Board focused on the profitability of the Manager’s relationships with the Fund before taxes and distribution expenses. The Board also recognized that the Manager should, in the abstract, be entitled to earn a reasonable level of profits for the services it provides to the Fund.

Based upon the information provided, the Board concluded that the increased investment management fee proposed to be paid by the Fund is reasonable, and determined that there was no evidence that the Manager’s level of profitability from its relationship with the Fund would be excessive.

(4) and (5) The extent to which economies of scale would be realized as the Fund grows, and whether fee levels reflect these economies of scale. The Board noted that the current investment management fee of the Fund and the investment management fee proposed to be paid by the Fund do not contain breakpoints that reduce the fee rate on assets above specified levels. The Board recognized that breakpoints may be an appropriate way for the Manager to share its economies of scale, if any, with a fund that has substantial assets. However, they also recognized that there may not be a direct relationship between any economies of scale realized by the Fund and those realized by the Manager as Fund assets increase. The Board does not believe there is a uniform methodology for establishing breakpoints that give effect to Fund-specific services provided by the Manager. The Board noted that in the fund industry as a whole, as well as among funds similar to the Fund, there is no uniformity or pattern in the fees and asset levels at which breakpoints (if any) apply. Depending on the age, size, and other characteristics of a particular fund and its manager’s cost structure, different conclusions can be drawn as to whether there are economies of scale to be realized at any particular level of assets, notwithstanding the intuitive conclusion that such economies exist, or will be realized at some level of total assets. Moreover, because different managers have different cost structures and service models, it is difficult to draw meaningful conclusions from the breakpoints that may have been adopted by other funds. The trustees also noted that the advisory agreements for many funds do not have breakpoints at all, or if breakpoints exist, they may be at asset levels significantly greater than those of the Fund. The Board noted that the total assets in the Fund at December 31, 2013, were approximately $1.35 billion. Having taken these factors into account, the Board concluded that the absence of breakpoints in the Fund’s investment management fee was acceptable under the Fund’s circumstances.

The Board also noted that the Manager has agreed to temporarily “cap” the Fund’s expenses at 0.20%  (excluding certain expenses such as acquired fund fees), although it is not expected that the Fund would reach that cap. The Manager has committed to continue to consider the continuation of fee “caps” and/or investment management fee breakpoints as the Fund grows larger. The Board receives quarterly reports on the level of Fund assets. The Board expects to consider whether or not to re-approve the IMA at a meeting to be held prior to December 31, 2014, and will at that time, or prior thereto, consider: (a) the extent to which economies of scale can be realized, and (b) whether the investment management fee should be modified to reflect such economies of scale, if any.

Brokerage Transactions and Affiliated Brokerage Commissions

During the fiscal year ended December 31, 2013, the Fund paid no brokerage fees.

If this Proposal is not approved by the Fund’s shareholders, the Board will consider what further action should be taken, including resubmitting the Proposal to shareholders for approval in the future.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS

OF THE FUND VOTE “FOR” THE APPROVAL OF THIS PROPOSAL.

OTHER MATTERS

The Board anticipates and knows of no other matters that may properly be, or that are likely to be, brought before the Meeting. However, if any other business shall properly come before the Meeting, the persons named on your voting instruction form intend to vote in accordance with their best judgment.

SECTION C – Other Information Regarding The Trust

MANAGEMENT OF THE TRUST

Overall responsibility for management of the Trust rests with the Board, the members of which are elected by the shareholders of the Trust. The Board elects officers of the Trust to supervise its day-to-day operations. Subject to the Declaration of Trust, the Board manages the business of the Trust, and the Board has all powers necessary or convenient to carry out this responsibility including the power to engage in transactions of all kinds on behalf of the Trust. The Board is responsible for oversight of the officers and may elect and remove, with or without cause, such officers as the Board considers appropriate.

The shareholders of the Fund are insurance company separate accounts. Separate account Contract owners own units in the insurance company separate accounts through the Contracts, and the separate accounts in turn own shares of the Fund, among other mutual fund investment options. A Contract owner may communicate with the Board by phone at (800) 328-5601, ext. 35857, or by mail at 5701 Golden Hills Drive, A3-765, Minneapolis, Minnesota 55416.

OUTSTANDING SHARES

The officers and trustees of the Trust cannot directly own shares of the Fund and cannot beneficially own shares of the Fund unless they purchase Contracts issued by Allianz. At the Record Date, the officers and trustees of the Trust as a group beneficially owned less than one percent of the outstanding shares of the Fund. Allianz, through its separate accounts, was the only shareholder of the Fund at the Record Date.

To the best knowledge of the Fund, no person other than Allianz owned, of record or beneficially, 5% or more of the outstanding shares of the Fund at the Record Date. The number of shares of the Fund outstanding at the close of business on the Record Date, and information relating to the ownership of the Fund by Allianz at the Record Date is provided below: [TO BE COMPLETED]

Shares Outstanding	Allianz Life Insurance Company of North America (Shares / Percent of Shares Outstanding)	Allianz Life Insurance Company of New York (Shares / Percent of Shares Outstanding)

ANNUAL REPORTS OF THE TRUST

Upon request, the Trust will send to you a copy of the most recent annual report and the most recent semi-annual report succeeding the annual report, if any. Please contact the Trust by phone at (800) 624-0197, or by mail at 5701 Golden Hills Drive, Minneapolis, Minnesota 55416, and one will be sent to you, without charge, by first class mail, within three business days.

SHAREHOLDER PROPOSALS

The Trust is not required to hold annual shareholder meetings. Since the Trust does not hold regular shareholder meetings, the anticipated date of the next shareholder meeting cannot be provided. Any shareholder proposal that may properly be included in the proxy solicitation material for a shareholder meeting must be received by the Trust a reasonable time before the Trust begins to print and send proxy materials to shareholders.

SHAREHOLDERS WITH THE SAME ADDRESS

The Trust’s practice is to “household,” or consolidate, shareholder mailings of proxy statements to shareholders who share the same address. This means that a single copy of this proxy statement is sent to the address of record. If at any time you wish to receive multiple copies of the proxy statement at your address, you may contact the Trust by phone at (800) 624-0197, or by mail at 5701 Golden Hills Drive, Minneapolis, Minnesota 55416, and the Trust will mail additional proxy statements for each of your accounts within 30 days of your request. You may also contact the Trust in the same manner and request that you receive a single copy of proxy statements if you are receiving multiple copies at a particular address.

SECTION D – Proxy Voting and Shareholder Meeting Information

A special meeting of shareholders of the Fund will be held as specified in the Notice of Special Meeting that accompanies this proxy statement. At the Meeting, shareholders (the separate accounts) will vote their shares of the Fund. You have the right to instruct Allianz how to vote the shares of the Fund held under your Contract. The number of Fund shares for which you may provide instructions will be based on the dollar amount of Fund shares that you own beneficially through the subaccount accumulation units and/or annuity units in your Contract on the Record Date. Each accumulation unit or annuity unit represents a specified dollar value and a specified number of Fund shares. For each dollar of value, you are permitted one vote. Fractional votes are counted for each fraction of a dollar of value. If you execute and return your voting instruction form, but do not indicate a choice (“FOR,” “AGAINST,” or “ABSTAIN”), Allianz will consider your return of the signed form to be an instruction to vote “FOR” approval of the proposal. Allianz will vote any shares with respect to which it does not receive a returned voting instruction form, and any shares which it or its affiliates hold for their own account, in proportionately the same manner as shares for which it has received voting instructions. Allianz will not require voting instructions for a minimum number of shares, and therefore a small number of shareholders could determine the outcome of the Proposal.

For the Meeting to proceed, there must be a quorum. This means that at least 25% of the Fund’s shares must be represented at the Meeting either in person or by proxy. Because Allianz is the only shareholder of the Fund, its presence at the Meeting in person or by proxy will meet the quorum requirement.

The approval of the Proposal requires the affirmative vote of a majority of the outstanding shares of the Fund on the Record Date as defined in the 1940 Act.

You may revoke your voting instructions up until 4:00 p.m. Central time on the day prior to the Meeting by giving written notice to Allianz prior to that time by mail to Allianz Variable Insurance Products Fund of Funds Trust, c/o Advisory Management, A3-765, 5701 Golden Hills Drive, Minneapolis, Minnesota 55416, or by executing and returning to Allianz a voting instruction form with a later date. You may also attend the Meeting and vote in person. If you need a new voting instruction form, please call the Fund at (800) 624-0197, and a new voting instruction form will be sent to you. If you return an executed form without voting instructions, your shares will be voted “FOR” the Proposal.

The Manager will pay all costs of solicitation, including the cost of preparing and mailing the Notice of Special Meeting of shareholders and this proxy statement to Contract owners. Representatives of the Manager, without cost to the Fund, also may solicit voting instructions from contract owners by means of mail, telephone, or personal calls.

ADJOURNMENT

In the event that voting instructions received by the time scheduled for the Meeting are not sufficient to approve the Proposal, representatives of Allianz may move for one or more adjournments of the Meeting for a period of not more than 120 days in the aggregate to allow further solicitation of voting instructions on the Proposal. Any adjournment requires the affirmative vote of a majority of the voting power of the shares present at the Meeting. Representatives of Allianz will vote in favor of adjournment. The Manager will pay the costs of any additional solicitation and of any adjourned Meeting.

By Order of the Board of Trustees,

                                                                                                /s/ Michael J. Radmer
Michael J. Radmer

Secretary

Dated: [August 22], 2014

EVERY CONTRACT OWNER’S VOTE IS IMPORTANT

                          VOTING OPTIONS:
VOTE ON THE INTERNET
Log on to:
www.proxy-direct.com
or scan the QR code
Follow the on-screen instructions
available 24 hours

VOTE BY PHONE
Call 1-866-298-8476
Follow the recorded instructions
available 24 hours
VOTE BY MAIL
Vote, sign and date this
Voting Instruction Card and
return in the postage-paid envelope

VOTE IN PERSON
Attend Shareholder Meeting
5701 Golden Hills Drive
Minneapolis, MN 55416
on October 9, 2014

Please detach at perforation before mailing.

VOTING INSTRUCTION                                       ALLIANZ VARIABLE INSURANCE PRODUCTS FUND OF FUNDS TRUST                      VOTING INSTRUCTION
AZL® Growth Index Strategy Fund
SPECIAL MEETING OF SHAREHOLDERS TO BE HELD [OCTOBER 9], 2014

THESE VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF Allianz Life Insurance Company of North America and Allianz Life Insurance Company of New York.  The undersigned hereby instructs Allianz Life Insurance Company of North America and Allianz Life Insurance Company of New York (collectively, “Allianz”) to represent and to vote, as designated below and on the reverse side, upon the following proposal and in the discretion of Allianz Life on such other matters as may properly come before the Special Meeting of Shareholders to be held on [October 9], 2014, at 10:00 a.m., Central Time, at the offices of Allianz Life Insurance Company of North America, 5701 Golden Hills Drive, Minneapolis, Minnesota 55416, and at any adjournment thereof, upon the matter below, as set forth in the Notice of a Special Meeting of Shareholders and in the accompanying proxy statement.

VOTES OF CONTRACT OWNERS FOR WHICH NO VOTING INSTRUCTIONS ARE RECEIVED WILL BE VOTED IN THE SAME PROPORTION AS THE VOTES OF CONTRACT OWNERS FOR WHICH VOTING INSTRUCTIONS ARE RECEIVED.  Receipt of the Notice of a Special Meeting of Shareholders and of the accompanying proxy statement is acknowledged by your execution of these voting instructions.

VOTE VIA THE INTERNET:  www.proxy-direct.com
VOTE VIA THE TELEPHONE:  1-866-298-8476

NOTE:  Please sign exactly as your name(s) appear(s) on this card.  When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by president or other authorized person.  If a partnership, please sign in partnership name by authorized person.

Signature

Signature

Date

GIS_25912_071814

PLEASE MARK, SIGN, DATE AND RETURN THIS VOTING INSTRUCTION CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

EVERY CONTRACT OWNER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting
to Be Held on [October 9], 2014.
The Notice of Special Meeting of Shareholders, Proxy Statement and Voting Instruction Form
are available at:  https://www.proxy-direct.com/azl-25912

Please detach at perforation before mailing.

TO VOTE BY MAIL, PLEASE COMPLETE AND RETURN THIS CARD.

The undersigned hereby instructs Allianz to vote as indicated below.  IF YOU DO NOT INDICATE A CHOICE, YOUR RETURN OF THE SIGNED FORM SHALL BE CONSIDERED AS INSTRUCTIONS TO VOTE “FOR” APPROVAL OF THE PROPOSAL.  If any other matter properly comes before the Special Meeting of Shareholders, Allianz will vote in accordance with its best judgment.

PLEASE MARK VOTES AS IN THIS EXAMPLE: ■
FOR           AGAINST      ABSTAIN
 ☐     ☐    ☐

1.
To approve a proposed amendment to the Investment Management Agreement between the Fund and its investment adviser, Allianz Investment Management LLC, pursuant to which the investment management fee paid by the Fund to the investment adviser would increase from 0.05%, to 0.10%, effective [October 13], 2014.

2.	To transact such other business as may properly come before the meeting, or any adjournment of the meeting.

GIS_25912_071814